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Exhibit 1.12

Borrowing By-Law
to corporations referred to in BMO [ILLEGIBLE]

         By-Law Number                 3

A By-Law respecting the borrowing of money, the issuing of securities and the securities of liabilities by
CELESTICA INTERNATIONAL HOLDINGS INC.	(the "Company").

Be it enacted as a By-Law of the Company as follows:

The directors of the Company may from time to time:

a)
borrow money or otherwise obtain credit upon the credit of the Company in such amounts and upon such terms as may be considered advisable;

b)
issue, reissue, sell or pledge debt obligations of the Company, including without limitation, bonds, debentures, debenture stock, notes or other securities or obligations of the Company, whether secured or unsecured for such sums, upon such terms, covenants and conditions and at such prices as may be deemed expedient;

c)
charge, mortgage, hypothecate, pledge, assign, transfer or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or unmovable property of the Company, including among other things, book debts and unpaid calls, rights, powers, franchises and undertaking, to secure any money borrowed or any other debt or liability of the Company;

d)
guarantee to CIBC the indebtedness and liability of any person, firm or corporation, in either a limited or unlimited amount and either with or without security; and

e)
delegate to such one or more of the officers and directors of the Company as may be designated by the directors all or any of the powers conferred by the foregoing clauses of this By-Law to such extent and in such manner as the directors shall determine at the time of each delegation.

Passed by the directors on     the 31 day of March, 1998

/s/ Eugene V. Polistuk	/s/ Anthony P. Puppi
Signature of President Eugene V. Polistuk	Signature of Secretary Anthony P. Puppi

We certify that the foregoing is a true copy of a By-Law duly passed by the directors on     the 31 day of March, 1998         and duly confirmed by the shareholders/members and recorded in the Minute Book of the proceedings of the directors and shareholders/members of the Company, and that the By-Law is now in full force and effect.

Dated March 31, 1998	/s/ Eugene V. Polistuk	/s/ Anthony P. Puppi
	Signature of President Eugene V. Polistuk	Signature of Secretary Anthony P. Puppi

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Borrowing By-Law to corporations referred to in BMO [ILLEGIBLE]